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                                                                    EXHIBIT 10.7

                         ALTERNATIVE PUBLIC SCHOOLS LLC
                       1996 POINTS OF INTEREST OPTION PLAN

         1. Purpose. The purpose of the Alternative Public Schools LLC 1996 Points of Interest Option Plan (the "Plan") is to advance the growth and prosperity of Alternative Public Schools LLC (the "Company") and its subsidiaries by providing key employees with an additional incentive to contribute to the best interests of the Company. Without prejudice to other compensation programs approved from time to time by the Managing Members of the Company, such additional incentive is to be given key employees by means of contribution allowance agreements as that term is defined in the Tennessee Limited Liability Company Act, (the "Act"), provided for under the Plan.

         2.       Administration of the Plan.

                  (a) The Plan shall be administered by the Managing Members unless and until such time as the Managing Members delegate administration to a committee pursuant to subparagraph 2(c) (the "Committee").

                  (b) The Managing Members shall have the power, subject to, and within, the limits of the express provisions of the Plan:

                           (i) To determine from time to time which of the eligible persons shall be granted options under the Plan, the term of each granted option, the time or times during the term of each option within which all or portions of each option may be exercised, and the number of Class B points of interest ("Class B Points of Interest") for which each option shall be granted.

                           (ii) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Managing Members, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission or inconsistency in the Plan or in any contribution allowance agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                           (iii) To prescribe the terms and provisions of each option granted (which need not be identical).

                           (iv)     To amend the Plan as provided herein.

                           (v) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

                  (c) The Managing Members may delegate administration of the Plan (including, without limitation, the Managing Members' powers under subparagraph 2(b)) to a Committee


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composed of not less than two (2) members. If administration is delegated to a
Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Managing Members, subject, however, to such constraints, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Managing Members. The initial members of the Committee shall be William R. Deloache, Jr. and John C. Eason. The Managing Members at any time may remove members from or add members to the Committee or may abolish the Committee and revest in the Managing Members the administration of the Plan. Vacancies on the Committee, howsoever caused, shall be filled by the Managing Members.

                  (d) The interpretation and construction by the Managing Members of any provisions of the Plan or of any option granted under it shall be final, and the interpretation or construction by any Committee appointed pursuant to subparagraph 2(c) of any such provisions or option shall also, unless otherwise determined by the Managing Members, be final. No member of such Committee or any of the Managing Members shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

         3. Eligible Employees. The Managing Members or the Committee shall determine from time to time those officers, key employees and consultants of the Company and its subsidiaries to whom options shall be granted and, pursuant to the provisions of the Plan, the amount thereof and the terms and conditions, including requirements as to continued employment by the participant, upon which such options or rights are granted and are exercisable. Managing Members of the Company who are not also employees of the Company or its subsidiaries shall not be eligible to participate in the Plan.

         4. The Points of Interest. The Points of Interest subject to the options and other provisions of the Plan shall be Class B Points of Interest of the Company. The total number of the Company's Class B Points of Interest that may be transferred pursuant to the exercise of options under the Plan shall not exceed in the aggregate 50,000 Class B Points of Interest. Interests subject to options which terminate or expire prior to exercise shall be available for further option hereunder.

         Each option granted under this Plan shall be subject to the requirement that if at any time the Managing Members or the Committee shall determine that the consent or approval of any governmental regulatory body is necessary or desirable in connection with the issue or transfer of membership interests subject thereto, no such option may be exercised in whole or in part unless such consent or approval shall have been effected or obtained free of any conditions not acceptable to the Managing Members or the Committee. If required at any time by the Managing Members or the Committee, an option may not be exercised until the optionee has delivered an investment letter to the Company containing the representations that all interests being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such interests.


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         5.       Terms and Conditions of Options. All interest options granted pursuant to the Plan shall be in such form as the Managing Members or the Committee shall from time to time determine and shall be subject to the following terms and conditions:

                  (a) Option Price. The price per Class B Point of Interest under each option granted under the Plan shall be determined and fixed by the Managing Members or the Committee.

                  (b) Option Period. The period during which an option may be exercised shall be determined by the Managing Members or the Committee, provided, however, that in no event shall an option be exercisable after the expiration of 10 years from the date such option was granted. Options may be made exercisable in installments, and such options or installments thereof may be exercised in part from time to time after they become exercisable. The maturity of any installment or installments may be accelerated at the discretion of the Managing Members or the Committee.

         In the event that a participant shall cease to be employed by or a consultant to the Company or one of its subsidiaries for any reason other than his death, all options held by him pursuant to the Plan and not previously exercised at the date of such termination shall terminate immediately and become void and of no effect; provided, however, that the Managing Members or the Committee shall have the right to extend the exercise period not in excess of one year following the date of termination of the participant's employment. Notwithstanding the fore going, if the termination is due to disability, or to retirement with the consent of the Company, such disabled or retiring participant shall have the right to exercise his options which have not previously been exercised at the date of such termination of employment at any time within one year after such termination. Whether termination of employment is due to disability or is to be considered retirement with the consent of the Company shall be determined by the Managing Members or the Committee, which determination shall be final and conclusive.

         If the participant should die or become disabled (as defined in the Company's long term disability insurance policy or by the Managing Members) while in the employ of the Company or a subsidiary of the Company or within a period of one year after the termination of his employment by retirement and shall not have fully exercised vested options granted under the Plan, such options may be exercised in whole or in part at any time within 12 months following the participant's death by the executors or administrators of the participant's estate or by any person or persons who shall have acquired the options directly from the participant by bequest or inheritance.

         The exercise of an option granted under the Plan shall not affect the optionee's right or ability to exercise any other option granted under the Plan or any other points of interest option plan of the Company or its subsidiaries.

         6. Contribution for Points of Interest. Contribution for Points of Interest subject to options granted under the Plan shall be made by the optionee in the form of cash. Payment shall


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be made upon the exercise of the option. Payment in currency or by check, bank draft, cashier's check or postal money order shall be considered payment in cash.

         7. Non-Assignability. No option shall be transferable otherwise than by will or the laws of descent and distribution and an option is exercisable during the lifetime of the optionee only by him.

         8.       Adjustment Upon Changes in Points of Interest.

                  (a) The number of Class B Points of Interest available for the granting of options under the Plan and the number of Class B Points of Interest and price per Class B Point of Interest subject to outstanding options granted pursuant to the Plan may be adjusted by the Managing Members or the Committee in an equitable manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, dividend in property other than cash, points of interest split, liquidating dividend, exchange of points of interest, and change in corporate structure. If any adjustment under this subparagraph 8(a) would create a fractional interest or a right to acquire a fractional membership interest, such fractional membership interest shall be disregarded and the number of interests available under the Plan and the number covered under any options granted pursuant to the Plan shall be the next lower number of interests, rounding all fractions downward.

                  (b) Notwithstanding the foregoing, in the event of: (1) a dissolution or liquidation of the Company; (2) a sale of all or substantially all of the assets of the Company; (3) a merger in which the Company is not the surviving corporation; or (4) other capital reorganization in which more than fifty percent (50%) of the ownership of the Company entitled to vote is transferred, any outstanding options hereunder immediately shall be fully exercisable by an optionee.

                  (c) Any adjustment made by the Managing Members or the Committee under this paragraph 8 shall be conclusive and binding on all affected persons.

         9. Amendment. The Managing Members from time to time may amend this Plan, but except as provided above with respect to dilutions or other adjustments or mergers or exchanges, or with the approval of the Company's members, may not (a) increase the aggregate number of interests available for option hereunder, (b) change the price at which options may be granted, (c) extend the maximum period during which an option may be exercised, or (d) change the eligibility requirements for options hereunder. Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent of the person to whom the option was granted.

         10. Fair Market Value of Points of Interest. Whenever pursuant to the terms of the Plan the fair market value of the Company's Class B Points of Interest is required to be determined


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as of a particular date, such fair market value shall equal the fair value of such Class B Points of Interest as determined by the Managing Members, in each case, on the business day immediately preceding the date on which the determination is made. Fair market value shall be determined in all cases without regard to any restriction other than a restriction which, by its terms, will never lapse.

         11. No Rights as Members. A participant in the Plan shall have no rights as a member with respect to any shares covered by his option until the date of the issuance of the points of interest to him. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Points of Interest are purchased.

         12. Indemnification of Committee. In addition to such other rights of indemnification as they may have as Managing Members or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         13. Termination. This Plan shall terminate on October 2, 2006, unless sooner terminated by action of the Managing Members. No option may be granted hereunder after termination of the Plan, but such termination shall not affect the validity of any option then outstanding.

Date Approved by Managing Members: October 2, 1996


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